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                                    EXHIBIT 1

                           JOINT REPORTING AGREEMENT

         In consideration of the mutual covenants herein contained, pursuant to Rule 13d-1(k)(1), each of the parties hereto represents to and agrees with the other parties as follows:

         Such party is eligible to a statement or statements on Schedule 13D pertaining to the Common Stock, $.001 par value per share, of InterDent, Inc., a Delaware corporation, to which this Joint Reporting Agreement is an exhibit, for filing of the information contained herein.

         Such party is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein, PROVIDED that no such party is responsible for the completeness or accuracy of the information concerning any other party making the filing, unless such party knows or has reason to believe that such information is inaccurate.

         Such party agrees that such statement is being filed by and on behalf of each of the parties identified herein, and that any amendment thereto will be filed on behalf of each such party.

         This Joint Reporting Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original instrument, but all of such counterparts together shall constitute but one agreement.

Dated: June 23, 2000            LEVINE LEICHTMAN CAPITAL PARTNERS II, L.P.,
                                a California limited partnership

                                By: LLCP California Equity Partners II, L.P.,
                                    a California limited partnership, its
                                    General Partner

                                    By: Levine Leichtman Capital Partners,
                                        Inc., a California corporation, its
                                        General Partner

                                        By:  /s/ Arthur E. Levine
                                            ---------------------------------
                                                 Arthur E. Levine
                                                 President

                                LLCP CALIFORNIA EQUITY PARTNERS II, L.P., a California limited partnership

                                By: Levine Leichtman Capital Partners, Inc.,
                                    a California corporation, its General
                                    Partner

                                    By: /s/ Arthur E. Levine
                                        -------------------------------------
                                        Arthur E. Levine
                                        President

                                       14

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                                LEVINE LEICHTMAN CAPITAL PARTNERS, INC.,
                                a California corporation


                                By:      /s/ Arthur E. Levine
                                    -------------------------------------
                                           Arthur E. Levine
                                           President

                                /s/ Arthur E. Levine
                                -----------------------------------------
                                ARTHUR E. LEVINE


                                /s/ Lauren B. Leichtman
                                -----------------------------------------
                                LAUREN B. LEICHTMAN

                                       15